Exhibit 99.1
FOR IMMEDIATE RELEASE
Service Properties Trust Announces First Quarter 2025 Results

Newton, MA (May 6, 2025). Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended March 31, 2025, which can be found at the Quarterly Results section of SVC’s website at https://www.svcreit.com/investors/financial-information/default.aspx.
A conference call to discuss SVC’s first quarter results will be held on Wednesday, May 7, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 1652345. A live audio webcast of the conference call will also be available in a listen only mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s first quarter conference call are strictly prohibited without the prior written consent of SVC.
About Service Properties Trust:
SVC is a real estate investment trust with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of March 31, 2025, SVC owned 202 hotels with over 35,000 guest rooms throughout the United States and in Puerto Rico and Canada. As of March 31, 2025, SVC also owned 739 service-focused retail net lease properties with over 13.1 million square feet throughout the United States. SVC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $40 billion in assets under management as of March 31, 2025, and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com.

Contact:
Kevin Barry, Senior Director, Investor Relations
(617) 796-8232

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A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.